Exhibit 10.1.11.1

INCENTIVE STOCK OPTION AGREEMENT

UNDER CHESAPEAKE ENERGY CORPORATION

2002 STOCK OPTION PLAN

THIS STOCK OPTION AGREEMENT (the “Option Agreement”), made as of the grant date set forth on the Notice of Grant of Stock Options and Option Agreement attached to this Option Agreement (the “Notice”) at Oklahoma City, Oklahoma by and between the participant named on the Notice (the “Participant”) and Chesapeake Energy Corporation (the “Company”):

W I T N E S S E T H:

WHEREAS, the Participant is an employee of the Company or a Subsidiary of the Company, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company or a Subsidiary of the Company; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the Chesapeake Energy Corporation 2002 Stock Option Plan (the “Plan”), a copy of which has been provided to the Participant; and

WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Participant and the Company hereby agree as follows:

Section 1. Grant of Incentive Stock Option. The Company hereby grants to the Participant an incentive stock option (the “Incentive Stock Option”) to purchase all or any part of the number of shares of its common stock, par value $.01 (the “Stock”), as set forth on the Notice, under and subject to the terms and conditions of this Option Agreement and the Plan, which is incorporated herein by reference and made a part hereof for all purposes. The purchase price for each share to be purchased hereunder shall be the option price set forth on the Notice (the “Option Price”).

Section 2. Times of Exercise of Incentive Stock Option. After, and only after, the conditions of Section 11 hereof have been satisfied, the Participant shall be eligible to exercise the Incentive Stock Option pursuant to the vesting schedule set forth on the Notice (the “Vesting Schedule”). If the Participant’s employment with the Company (or any one or more of the Subsidiaries of the Company) remains continuous at all times prior to any of the exercise dates specified on the Notice (the “Exercise Dates”), then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise the Incentive Stock Option and purchase on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares of Stock subject to the Incentive Stock Option set forth on the Notice by the designated percentage set forth on the Notice.

Section 3. Term of Incentive Stock Option. Subject to earlier termination as hereafter provided, the Incentive Stock Option shall expire at the close of business on the expiration date set forth on the Notice and may not be exercised after such expiration date; provided, however, in no event shall the term of the Incentive Stock Option be longer than ten years from the Date of Grant. At all times during the period commencing with the date the Incentive Stock Option is granted to the Participant and ending on the earlier of the expiration of the Incentive Stock Option or the date which is three months prior to the date the Incentive Stock Option is exercised by the Participant, the Participant must be an employee of either (i) the Company, (ii) a Subsidiary of the Company, or (iii) a corporation or a parent or a Subsidiary of such corporation issuing or assuming an Incentive Stock Option in a transaction to which Section 424(a) of the Code applies.

Section 4. Nontransferability of Incentive Stock Option. The Incentive Stock Option is not transferable otherwise than by will or the laws of descent and distribution, and the Incentive Stock Option may be exercised, during the lifetime of the Participant, only by the Participant. More particularly (but without limiting the generality of the

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foregoing), the Incentive Stock Option may not be transferred (except as provided above), assigned, pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, the Incentive Stock Option contrary to the provisions hereof shall be null and void and without effect, shall give no right to any purported transferee and may, in the Committee’s sole discretion, result in the forfeiture of the Incentive Stock Option.

Section 5. Employment. So long as the Participant shall be employed continuously as an employee of the Company or any Subsidiary, the Incentive Stock Option shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in such employment, or interfere in any way with the right of the Participant to terminate such employment at any time.

Section 6. Annual Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value, determined on the Date of Grant, of the Stock with respect to which incentive stock options granted under the Plan or any other plan of the Company or any Subsidiary qualified under Section 422 of the Code (including the Incentive Stock Option) are exercisable for the first time by the Participant during any calendar year will not exceed $100,000. As provided in Section 6.3 of the Plan, the Incentive Stock Option will be recharacterized as a Nonqualified Stock Option to the extent the $100,000 limitation is exceeded in a calendar year.

Section 7. Acceleration of Otherwise Unexercisable Incentive Stock Option on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the unvested shares subject to the Incentive Stock Option on the date of the Participant’s termination of employment due to a Disability, death or special circumstance, or as the Committee otherwise so determines. With respect to shares subject to the Incentive Stock Option for which any applicable Exercise Date has occurred or for which the Committee has permitted purchase in accordance with the foregoing provisions, the Participant, or the representative of a deceased Participant, shall automatically have the right to purchase such shares within three months of such date of termination of employment, one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant. However, in the case of a deceased Participant, any portion of the Incentive Stock Option that is not exercised within three months of the date of termination of employment will be recharacterized as a nonqualified stock option.

Section 8. Method of Exercising Incentive Stock Option.

(a) Procedures for Exercise. The manner of exercising the Incentive Stock Option shall be by written notice to the Secretary of the Company at the time the Incentive Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Incentive Stock Option. Such notice shall state the election to exercise the Incentive Stock Option, the number of shares of Stock to be purchased upon exercise, the form of payment to be used, and shall be signed by the person so exercising the Incentive Stock Option.

(b) Form of Payment. Payment in full for shares of Stock purchased under this Option Agreement shall accompany the Participant’s notice of exercise. Payment shall be made (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee having a Fair Market Value as of the day of exercise equal to the amount of the Option Price; or (iii) a combination thereof. In addition to the foregoing, the Committee may permit the Participant to elect to pay the Option Price by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Incentive Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price resulting from such exercise.

(c) Further Information. In the event the Incentive Stock Option is exercised, pursuant to the foregoing provisions of this Section 8, by any person other than the Participant due to the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the Incentive Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

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Section 9. Acceleration of Incentive Stock Option Upon Corporate Event. If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to the Participant no less than forty days prior to the anticipated effective date of the proposed transaction, and the Incentive Stock Option shall become 100% vested. Prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, the Participant shall have the right to exercise the Incentive Stock Option to purchase any or all of the Stock then subject to the Incentive Stock Option. The Participant, by so notifying the Company in writing, may, in exercising the Incentive Stock Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the consummation of the transaction, in which event the Participant need not make payment for the Stock to be purchased upon such exercise until five days after receipt of written notice by the Company to the Participant that the transaction has been consummated. If the transaction is consummated, the Incentive Stock Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date such transaction is consummated. If the transaction is abandoned, (i) any Stock not purchased upon exercise of the Incentive Stock Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any portion of the Incentive Stock Option not exercised prior to such abandonment shall have vested solely by operation of this Section 9, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to this Section 9, and the Vesting Schedule set forth in the Notice shall be reinstituted as of the date of such abandonment. In the event that acceleration of vesting of the Incentive Stock Option is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, interest and penalties, collectively, the “Excise Tax”), the Participant shall be entitled to receive a payment (a “Gross-Up Payment”) in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such acceleration of vesting of the Incentive Stock Option.

Section 10. Stock Adjustments. Subject to the provisions of Section 9 of this Option Agreement, in the event that the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share then subject to the Incentive Stock Option the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, in no such event will such adjustment result in a modification of the Incentive Stock Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Stock, or any stock or other securities into which the Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares subject to the Incentive Stock Option, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Stock subject to the Incentive Stock Option that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% of the number of shares of Stock subject to the Incentive Stock Option immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Section 10 and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Section 10 which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Stock subject to the Incentive Stock Option immediately prior to its exercise. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

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Section 11. Securities Law Restrictions. The Incentive Stock Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Incentive Stock Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Participant acknowledges that any stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.

Section 12. Disqualifying Disposition of Stock. If the Participant shall make a disposition (within the meaning of Section 424(c) of the Code and the rules and regulations thereunder) of any shares of Stock covered by the Incentive Stock Option within one year after the date of exercise of the Incentive Stock Option or within two years after the date of grant of the Incentive Stock Option, then in either such event the Participant shall promptly notify the Company, by delivery of written notice to the Secretary of the Company, of (i) the date of such disposition, (ii) the number of shares of Stock covered by the Incentive Stock Option which were disposed of and (iii) the price at which such shares of Stock were disposed of or the amount of any other consideration received on such disposition. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the exercise of the Incentive Stock Option or the disposition of shares of Stock acquired upon exercise of the Incentive Stock Option.

Section 13. Notices. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

Section 14. Amendments. This Option Agreement may be amended by a written agreement signed by the Company and the Participant; provided, that the Committee may modify the terms of this Option Agreement without the consent of the Participant in any manner that is not adverse to the Participant.

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